UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2017
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(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Centrepark Boulevard Suite 210 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   (561) 207-9600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 16, 2017, Platform Specialty Products Corporation (“Platform”) announced that Sanjiv Khattri had resigned as Platform’s Executive Vice President and Chief Financial Officer, effective March 16, 2017. Platform and Mr. Khattri have agreed that Mr. Khattri will be provided with all of the rights and benefits he would be entitled to receive under his Letter Agreement, dated as of August 12, 2015 (the “Letter Agreement”), which was filed with the Securities and Exchange Commission as Exhibit 10.1 to Platform's Current Report on Form 8-K filed on August 18, 2015, as if the separation of his employment had been due to the termination by Platform without Cause (as defined in the Letter Agreement).

Also on March 16, 2017, Platform appointed John P. Connolly as its Chief Financial Officer, effective immediately. In this role, Mr. Connolly will be the principal financial officer of Platform and an executive officer for reporting purposes under Section 16(a) of the Securities Exchange Act of 1934, as amended.

Mr. Connolly, age 51, has served as Vice President, Corporate Controller and Chief Accounting Officer of Platform since September 13, 2016. Prior to joining Platform, Mr. Connolly served as Vice President, Controller and Chief Accounting Officer at Xylem Inc., a spun off water technology company from ITT Corporation ("ITT"), from October 2011 to August 2016. Prior to joining Xylem Inc., Mr. Connolly spent five years at ITT during which time he held key roles as Director, Financial Planning & Analysis, and Director of Accounting. Previously, Mr. Connolly spent 10 years at IBM in roles of increasing responsibility including Manager of Financial Planning & Analysis, Controller of a software division, and Head of Pricing & Licensing Strategy across IBM’s software business, as well as seven years at PricewaterhouseCoopers LLP reaching the level of Manager. Mr. Connolly is a CPA and holds an MBA in Finance from the Lubin School of Business at Pace University.
In connection with Mr. Connolly's appointment as Chief Financial Officer, Platform has agreed to (i) increase his base salary from $345,000 to $415,000 per annum, less applicable taxes and withholdings, (ii) increase his annual performance bonus target from 50% to 100% of his base salary, subject to achievement of applicable performance metrics, and (iii) grant Mr. Connolly additional restricted stock units and performance-based restricted stock units having an aggregate grant date value of $150,000, effective March 16, 2017. The terms and conditions of these grants will be generally consistent with the terms and conditions applicable to Platform’s grants of similar types of awards to executive officers.
There is no arrangement or understanding between Mr. Connolly and any other person pursuant to which he was appointed as Chief Financial Officer. There has been no transaction, or proposed transaction, since January 1, 2016, to which Mr. Connolly or any member of his immediate family had or is to have a direct or indirect material interest or any other related transaction with Platform within the meaning of Item 404(a) of Regulation S-K. There are no family relationships between Mr. Connolly and any of Platform’s other directors, executive officers or persons nominated or chosen by Platform to become directors or executive officers.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION (Registrant)
March 16, 2017 (Date)	/s/ John E. Capps John E. Capps Executive Vice President, General Counsel and Secretary